                                                         Exhibit No. EX-99.h.1.b
                                  AMENDMENT II
                                     to the
                         SHAREHOLDER SERVICES AGREEMENT
                                       of
                        THE CROWLEY PORTFOLIO GROUP, INC.

WHEREAS,  The  Crowley  Portfolio  Group,  Inc.  (the  "Fund")  entered  into  a
Shareholder  Services  Agreement (the  "Agreement")  with the Crowley  Financial
Group, Inc.  ("Crowley  Financial") dated August 1, 1993, for the Crowley Growth and Income Portfolio series (formerly,  The Crowley Growth Portfolio series) and
The Crowley  Income  Portfolio  series of the Fund, and amended the Agreement on
March 31, 1995 to add The Crowley Diversified Management Portfolio series of the
Fund to the Agreement; and

WHEREAS,  The  Crowley  Growth  and  Income  Portfolio  ("Portfolio)  series was terminated by Articles  Supplementary filed in the State of Maryland on November
25, 1998; and

WHEREAS,  the Fund and Crowley  Financial  wish to amend the Agreement to remove the Portfolio from the Agreement;

NOW, THEREFORE,  in consideration of the mutual covenants  herinafter set forth, and intending to be legally bound, it is agreed that:

     1.   The  Agreement  is hereby  amended  to delete the  Portfolio  from the
Agreement,  and Crowley  Financial will continue to perform all the services and obligations set forth in the Agreement for the remaining two series of the Fund,
The  Crowley  Income  Portfolio  series and The Crowley  Diversified  Management
Portfolio series (collectively, the "Series").

     2.   Crowley  Financial is entitled to compensation as set forth in Article
VIII and on  Schedule A of the  Agreement,  only with  respect  to the  services provided by it to the two remaining Series.

     3.   As amended  herein,  the  Agreement  shall  continue in full force and effect.

     IN   WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 25th day of November, 1999.

                                               THE CROWLEY FINANCIAL GROUP, INC.

ATTEST:  /s/ Catherine C. Crowley              By:  /s/ Robert A. Crowley

                                               THE CROWLEY PORTFOLIO GROUP, INC.

                                               By:  /s/ Robert A. Crowley